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                                                                   EXHIBIT 10(g)


                         CITATION COMPUTER SYSTEMS, INC.
                     AMENDED 1999 DIRECTOR STOCK OPTION PLAN

     1. PURPOSE. The purpose of the CITATION Computer Systems, Inc. 1999 Director Stock Option Plan (the "Plan") is (1) to compensate directors of CITATION Computer Systems, Inc. (the "Company") for their services during the preceding fiscal year, (2) to induce directors of the Company to remain directors of the Company over the long term, (3) to align the directors' interests in the Company's financial performance more directly with those of the shareholders and (4) to aid the Company in competing with other enterprises for the services of new directors, when necessary.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company. The determinations of the Board of Directors shall be made in accordance with its judgment as to the best interests of the Company and its shareholders and in accordance with the purpose of the Plan. A majority of members of the Board of Directors shall constitute a quorum, and all determinations of the Board of Directors shall be made by a majority of its members. Any determination of the Board of Directors under the Plan may be made without notice or meeting of the Board of Directors, by a writing signed by a majority of the members of the Board of Directors. Determinations, interpretations or other actions made or taken by the Board of Directors pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority to construe and interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective stock option agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan; provided, however, that the Board of Directors shall take no action which will impair any option previously granted under the Plan or cause the Plan or any individual grant thereunder not to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time.

     3. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of Four Hundred Thousand (400,000) shares of common stock, $0.10 par value per share (the "Common Stock"), of the Company, which may be authorized but unissued or treasury shares. Shares underlying outstanding stock options shall be counted against the Plan maximum while such stock options are outstanding and after the shares underlying the award are issued. Shares underlying expired, cancelled or forfeited stock options may be added back to the Plan. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Company, the number of shares available for issuance under the Plan shall be reduced by the gross (rather than the net) number of shares which would have been issued pursuant to such exercise, regardless of the number of shares surrendered in payment.

     4.   PARTICIPANTS AND PERMISSIBLE TRANSFEREES.

          (a) Participants shall consist of directors of the Company who are not otherwise officers or employees of the Company or of any subsidiary thereof.

          (b) A Permissible Transferee is a person or entity, other than a participant, to whom stock options may be transferred pursuant to this Section 4(b) as provided in Section 8. Permissible Transferees are limited to the following persons or entities: (i) one or more members of the participant's family; (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family; or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests in such entity. For this purpose, the participant's family includes only the participant's spouse, children and grandchildren.

     5. DATE OF GRANT. All options granted under the Plan shall be granted as of an award date which shall be designated in the particular award agreement. If no award date is so specified, the award

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date shall be the date that the Board action granting the award is effective.
Promptly after each award date, the Company shall notify the participant of the grant of the option, and shall hand deliver or mail to the participant an agreement awarding the benefit, duly executed by and on behalf of the Company.

     6. TYPES OF BENEFITS. The Board of Directors may grant nonqualified stock options to the participants under the Plan.

     7. NONQUALIFIED STOCK OPTIONS. Nonqualified stock options shall consist of stock options to purchase shares of Common Stock of the Company that are not "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. On an annual basis, participant may elect to be granted options to purchase either: (i) 10,000 shares of Common Stock; or (ii) twice the number of shares of Common Stock purchased by the participant during each Plan Year (as defined herein), provided, however, that options granted under this clause (ii) shall not exceed 20,000 shares. If a participant fails to make such an election for any Plan Year, the participant shall be deemed to have elected to be granted stock options to purchase 10,000 shares. As used in this Plan, the term "Plan Year" shall mean, as applicable, the period beginning on the Effective Date and ending September 20, 1999, each period of twelve consecutive months thereafter beginning on September 20 in each year. Notwithstanding the foregoing, in no event shall options to purchase 200,000 or more shares of Common Stock, in the aggregate, be granted to any one individual pursuant to the Plan.

     Stock options shall be granted at prices equal to 100% of the fair market value of the shares on the date the options are granted. Said purchase price may be paid (i) in cash or by check or, in the discretion of the Board of Directors, either (ii) by the delivery of shares of Common Stock of the Company then owned by the participant or Permissible Transferee, as the case may be, which shares have been owned for at least six months and have an aggregate fair market value equal to the purchase price or (iii) by a combination of the foregoing, in the manner provided in the award agreement.

     Stock options shall not be exercisable earlier than six months after the date they are granted and shall terminate upon the tenth anniversary of the date the option is granted. Subject to the foregoing, options granted under the Plan shall vest and become exercisable ratably over a three-year period beginning on the date of grant, with options for one-third of the shares subject to each option vesting and becoming exercisable, on a cumulative basis, on each of the first, second and third anniversaries, respectively, of the date of grant of such option, so long as the optionee shall have continuously served as a director of the Company from the date of grant to the date such vesting occurs. Until an option becomes vested, it shall not be exercisable and any unvested options shall lapse and be of no further force or effect on the date that an optionee's service as a director of the Company terminates, unless such optionee's service as a director is terminated in conjunction with a Change of Control, as defined below. Such termination shall not affect any options which previously have become vested.

     Notwithstanding the foregoing, all outstanding options shall become automatically vested upon the occurrence of a Change of Control, even if the optionee's service as a director is terminated in conjunction with the Change of Control. A "Change of Control" shall be deemed to have occurred if, after the date hereof: (i) any person (other than the Company, or any company owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of voting securities of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (b) a merger or consolidation effected to implement a recapitalization of the Company or similar transaction in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or


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disposition by the Company of all or substantially all of the Company's assets.
As used herein, "person" means a natural person, company, partnership, limited liability company, limited partnership, trust, syndicate, other entity, government, political subdivision, agency or instrumentality of a government. As used herein, "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote or direct the voting of voting securities of the Company; and/or (ii) investment power, which includes the power to dispose or direct the disposition of voting securities of the Company. All voting securities of the Company, regardless of the form which such beneficial ownership takes, shall be aggregated in calculating a person's beneficial ownership. Moreover, a person shall be deemed to be the beneficial owner of voting securities of the Company if that person has the right to acquire beneficial ownership (via the exercise of an option, through conversion rights, or otherwise) of such voting securities within 60 days after the date on which such person's beneficial ownership of voting securities is being determined. Any voting securities of the Company which are subject to such a right to acquire beneficial ownership shall be deemed to be outstanding for the purpose of computing the percentage of outstanding voting securities of the Company of which such person is the beneficial owner. As used herein, "voting securities" means shares of stock or other securities which entitle the holder to vote in the election of directors of the Company. It is specifically agreed that a Change of Control shall not include any of the following: (i) a public offering of voting securities of the Company; or (ii) a sale of voting securities of the Company to a group of investors which includes material direct or indirect ownership by members of management of the Company at the time of such purchase; or (iii) any acquisition of voting securities of the Company by an employee benefit plan sponsored or maintained by the Company.

     Subject to the provisions of this Section 7, a participant may, at any time before his or her death, direct that all or any portion of the option granted or to be granted pursuant to this Section 7 be granted or regranted in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that the Company receives written notice from the participant, before his or her death, advising of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees and the number of shares to which such direction relates. If an option is issued in the name of a Permissible Transferee, such Permissible Transferee shall have, with respect to such option, all of the rights, privileges and obligations which would attach thereunder to the participant if the option were issued to such participant.

     8.   ADJUSTMENT PROVISIONS.

          (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends, stock splits or recapitalization), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular participant or Permissible Transferee and the number of shares covered by each outstanding option shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such option shall not be changed. Upon the occurrence of such event, the purchase price per share shall also be adjusted to assure that the aggregate consideration payable to the Company and the value of each such option shall not change.

          (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of options in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     9. NONTRANSFERABILITY. Each option granted under the Plan to a participant shall not be transferable, to other than a Permissible Transferee as allowable hereunder, otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order (as defined under the Internal Revenue Code), and shall be exercisable, during the participant's lifetime, only by the participant or a Permissible Transferee, as the case may be. In the event of the death of a participant, exercise or payment shall be made only:


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          (a) By or to a transferee under a domestic relations order,
Permissible Transferee, the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

          (b) To the extent that the deceased participant was entitled thereto at the date of his death.

     10. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

     11. NO RIGHT TO REMAIN A DIRECTOR. The grant of any award under this Plan shall not create any right in any person to remain a director of the Company.

     12. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of the Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a participant or Permissible Transferee hereunder, options may be granted to such participant or Permissible Transferee in substitution and exchange for, and in cancellation of, any option previously granted such participant or Permissible Transferee under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's or Permissible Transferee's consent. No amendment of the Plan shall, without approval of the shareholders of the Company, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan, (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan, or (c) modify the requirements as to eligibility for benefits under the Plan.

     13. EFFECTIVENESS. The Plan shall be effective on August 19, 1999 (the "Effective Date").

     14. GOVERNING LAW. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Missouri, excluding its conflict of law rules and the conflict of law rules of any other state.

     15. SEVERABILITY. The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law shall permit.

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